POWER AIR CORPORATION NAMES DONALD CECI
NEW CHIEF EXECUTIVE OFFICER

LIVERMORE, Calif. - (MARKET WIRE) - May 14, 2008 - Power Air Corporation (OTCBB:PWAC), the clean energy zinc power company, today announced that Donald Ceci, Vice President of Sales and Marketing, has been named the Company's new President and Chief Executive Officer by the Board of Directors, replacing H. Dean Haley, Power Air's Chairman, COO and Acting CEO. Haley will relinquish his Acting CEO responsibilities.

"After conducting an extensive industry search, Ceci emerged as the logical and ideal choice to assume leadership of Power Air. He has intimate knowledge of our technology, competitors, markets, target products, personnel and operations. Further, Don has been responsible for establishing key relationships with zinc producers, manufacturers, zinc recyclers, technology developers and funding partners. When combined with his passion, talent and industry experience, Ceci is best suited to lead Power Air into its next critical stage of development as we approach commercialization of the ZPAC Series Zinc Air Powerpacks. I'm delighted to be turning the helm over to him and expect that he will have marked impact on the ongoing success of our Company," stated Haley.

Since joining Power Air in October of 2005 to lead the Company's sales, marketing, business development and strategic partnering efforts, Ceci has served as an integral member of the senior leadership team, contributing to Power Air's Zinc Air Fuel Cell (ZAFC) business development and commercialization strategies. Widely recognized as an expert in areas related to emerging alternative power generation solutions, he is a sought-after speaker and presenter for industry events, conferences and trade shows. Most recently, in February 2008, he was a featured speaker at the 2008 International Zinc Conference held in Scottsdale, Arizona.

Prior to joining Power Air, Ceci spent over 20 years overseeing and directing sales and marketing activities for many notable high tech companies, including IBM, Philips, Comdisco, Ricoh and Ballard Power Systems, Inc. As Director of Sales at Ballard, his mandate was to build the sales and service organizations required to support the commercialization of transportation and power generation fuel cell powered systems that were being developed by the Company.

Commenting on his appointment, Ceci added, "I am very proud to be entrusted with the responsibility for leading Power Air into the future. This is a great company steeped in high value intellectual property, highly skilled product and technology development talent, innovative product concepts and potentially profound growth opportunities. I am planning to build on the progress we've made over the past years to bring our very first clean power products to market so that we can achieve sustainable growth and profitability, and maximize shareholder value."

About Power Air Corporation

Headquartered in Livermore, California with offices and research facilities in Vancouver, Power Air is a forward-thinking clean energy company engaged in commercializing proprietary, high performance Zinc Air Fuel Cell (ZAFC)-based products for the mobile electronics, portable and stationary power generation, light mobility and transportation markets. Power Air holds the exclusive worldwide license for the development and commercialization of products utilizing ZAFC technology pioneered through an extensive joint collaboration effort with Lawrence Livermore National Laboratory and the United States Department of Energy. For more information, please visit www.poweraircorp.com.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
ELITE FINANCIAL COMMUNICATIONS GROUP, LLC
Dodi Handy, President & CEO
407-585-1080 or via email at PWAC@efcg.net